Exhibit 99.1

For Immediate Release
Contact:	Thomas F. Hoffman
(412) 831-4060

CONSOL Energy Announces Creation of CNX Gas Corporation

New subsidiary intends to sell up to 18.5% of its shares of common stock in a private transaction

PITTSBURGH (July 7, 2005)—CONSOL Energy Inc. (NYSE:CNX), a producer of coalbed methane and high-Btu bituminous coal, has created CNX Gas Corporation as a wholly owned subsidiary. CNX Gas will own, operate and conduct CONSOL Energy’s gas business as a separate entity. In connection with the creation of the new company, CNX Gas intends to sell approximately 18.5% of CNX Gas’ outstanding common stock in a private transaction.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Any securities sold in the private transaction will not be registered under the Securities Act of 1933 or under any state securities laws, and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

CONSOL Energy Inc. is one of the largest U.S. producers of coalbed methane. In addition, CONSOL Energy is the largest producer of high-Btu bituminous coal in the United States. CONSOL Energy has 17 bituminous coal mining complexes in six states.

Forward-looking statements: CONSOL Energy is including the following cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, CONSOL Energy. With the exception of historical matters, any matters discussed are forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to have qualified people to meet replacement and expansion needs; the continued incurrence of losses in future periods; our ability to comply with restrictions imposed by our senior credit facility; a loss of our competitive position because of the competitive nature of the coal and gas markets; a decline in prices we receive for our coal and gas affecting our operating results and cash flows; the inability to produce a sufficient amount of coal to fulfill our customers’ requirements which could result in our customers initiating claims against us; reliance on customers extending existing contracts or entering into new long-term contracts for coal; reliance on major customers; the creditworthiness of our customer base declining; the risks inherent in coal mining being subject to unexpected disruptions, including geological conditions, equipment failure, fires, accidents and weather conditions which could cause our results to deteriorate; uncertainties in estimating our economically recoverable coal and gas reserves; risks in exploring for and producing gas; the disruption of rail, barge and other systems which deliver our coal, or pipeline systems which deliver our gas; the effects of government regulation; obtaining governmental permits and approvals for our operations; coal users switching to other fuels in order to comply with various environmental standards related to coal combustion; the effects of mine closing, reclamation and certain other liabilities; excessive lump sum payments made to retiring salaried employees pursuant to our defined benefit pension plan; increased exposure to workers’ compensation and black lung benefit liabilities; the outcome of various asbestos litigation cases; our ability to comply with laws or regulations requiring that we obtain surety bonds for workers’ compensation and other statutory requirements; results of one or more purported class action lawsuits against us and certain of our officers alleging that the defendants issued false and misleading statements to the public and seeking damages and costs; the anti-takeover effects of our rights plan could prevent a change of control; and our ability to service debt and pay dividends is dependent upon us receiving distributions from our subsidiaries.

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